Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30801, 333-83269, 333-62816, and 333-66008) of Sun Hydraulics Corporation of our report dated March 1, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Tampa, Florida
March 1, 2002